Exhibit 99.1
Constant Contact Announces Third Quarter 2010 Financial Results
Quarterly revenue increases 34 percent year-over-year
Quarterly adjusted EBITDA margin of 18 percent represents record level
Approximately 25 percent revenue growth expected in 2011
WALTHAM, MA — October 28, 2010 — Constant Contact®, Inc. (Nasdaq: CTCT), a leading provider of email marketing, event marketing, social media marketing and online survey tools for small organizations, today announced its financial results for the third quarter ended September 30, 2010.
“We are pleased with the company’s execution during the third quarter as our business model continues to drive strong revenue growth and adoption of our full suite of marketing solutions,” said Gail Goodman, CEO of Constant Contact.
Goodman added, “Constant Contact is passionate about helping small businesses succeed by creating and growing their customer relationships. Our education, support and coaching model combined with great products is highly differentiated in the marketplace and makes Constant Contact the trusted marketing advisor to our small business customers. As a result, we have become the dominant provider of email marketing to small businesses, in addition to emerging as the leading player in helping these organizations integrate social media marketing and other marketing tools to drive real, measurable value in their businesses.”
Financial Metrics —
•	Total revenue for the third quarter, ended September 30, 2010, was $44.8 million, an increase of 34% compared to revenue of $33.5 million for the comparable period in 2009.

•	Gross margin in the third quarter was 71.7 percent, compared to 70.4 percent for the comparable period in 2009.

•	GAAP net income was $2.9 million for the third quarter of 2010, an increase from $1.5 million for the comparable period in 2009.

•	GAAP net income per diluted share was $0.10 for the third quarter of 2010, based on diluted weighted average shares outstanding of 29.9 million, an increase from $0.05 for the comparable period in 2009.

•	Adjusted EBITDA for the third quarter of 2010 was $8.1 million, an increase of 65% compared to adjusted EBITDA of $4.9 million for the comparable period in 2009.

•	Adjusted EBITDA margin for the third quarter was 18.2 percent, compared to 14.7 percent for the comparable period in 2009.

•	Non-GAAP net income per diluted share was $0.17 for the third quarter of 2010, an increase compared to $0.09 for the comparable period in 2009.

•	Cash from operations was $9.2 million for the three months ended September 30, 2010, leading to free cash flow of $5.7 million after taking into consideration $3.6 million of capital expenditures.

•	The company had $122 million in cash, cash equivalents and short-term marketable securities as of September 30, 2010.
Operating Metrics —
•	Added approximately 40,000 new unique paying customers in the quarter, as compared to approximately 45,000 new unique paying customers added in the second quarter of 2010, and approximately 40,000 new unique paying customers added in the third quarter of 2009. New unique paying customers are customers who were invoiced for one or more products during the quarter that were not invoiced in the prior quarter, rounded to the nearest 5,000.

•	Ended the third quarter with approximately 415,000 unique paying customers, as compared to approximately 395,000 unique paying customers at the end of the second quarter of 2010, and approximately 325,000 unique paying customers at the end of the third quarter of 2009. Unique paying customers are customers who were invoiced for one or more products during the last month of the period, rounded to the nearest 5,000.

•	Average revenue per email marketing user, ARPU, for the third quarter was $37.42, up from $37.01 in the second quarter of 2010, and up from $35.59 in the comparable period in 2009.

•	Email marketing monthly retention rate remained in its historical range of 97.8%, plus or minus 0.5%.
Other Recent Highlights —
•	Announced the addition of new features that integrate with Facebook® and Twitter®, and make it simple to create truly “social” email marketing campaigns. Leveraging the combined power of email and social media, small business and nonprofit customers can now easily share their marketing messages via the world’s largest social networks — expanding the reach of their messages, attracting new customers and generating more brand buzz.

•	Integrated new features into its email marketing tool that allow customers to easily track and monitor their social media marketing reach. Social StatsTM gives customers a quick, clear snapshot of where their emails have been shared socially, with what frequency, and to what degree of success — taking the guesswork out of social media marketing. Social Stats tracks Facebook LikesTM and Shares, Twitter tweets, and LinkedIn® posts — along with the number of additional email page views generated through social media channels — to help small businesses determine campaign value, reach and effectiveness with a single click.

•	Created a dedicated business unit to focus on scaling its Event Marketing product. The new business unit is lead by vice president and general manager, Christopher M. Litster.

•	Ranked No. 134 on the 2010 Deloitte Technology Fast 500 listing of the top 500 fastest-growing technology, media, telecommunications, life sciences and clean technology companies in North America, moving up 19 spots from the 2009 listing. Constant Contact’s sustained growth rate has contributed to the company being included on the listing for the past three years.

•	Constant Contact was the Gold-Level winner of The Massachusetts Economic Impact Award. This award honors Massachusetts-based organizations that are making significant contributions to the local economy through the creation of jobs and organizational growth. Since January 2009, Constant Contact has hired more than 200 Massachusetts-based employees and has expanded the footprint of its Waltham office by approximately 50%.

•	Signed Co-marketing partnerships in the quarter with companies including: HootSuite Media, Ning Networks, Posterous, and Webs.com with their new service ContactMe.

•	Signed App-Connect partnerships in the quarter with companies including: Church Community Builder, Flowtown, Power Church, Jack Rabbit and Quickcart.com.
Harpreet Grewal, CFO of Constant Contact said, “We are pleased that the company again delivered revenue and profitability at or above the high end of our guidance. Constant Contact continues to grow faster than the vast majority of public technology companies. Even in the face of a challenging economy, we believe Constant Contact remains well positioned to continue building on its model of combining significant revenue growth and margin expansion. Our 2011 guidance calls for revenue growth of around 25 percent and another year of substantial growth in our adjusted EBITDA margin.”

Business Outlook
Based on information available as of October 28, 2010, Constant Contact is issuing guidance for the fourth quarter and full year 2010 and for 2011 as follows:
Fourth Quarter 2010:
•	Total revenue in the range of $47.0 million to $47.3 million

•	Adjusted EBITDA in the range of $7.0 million to $7.3 million

•	Non-GAAP net income per share in the range of $0.12 to $0.14 based on diluted weighted average shares outstanding of 30 million shares

•	GAAP net income in the range of $1.5 million to $2.0 million

•	GAAP net income per share to be in the range of $0.05 to $0.07

•	GAAP net income per share includes an estimated stock-based compensation expense of $2.2 million
Full Year 2010:
•	Total revenue in the range of $173.8 million to $174.1 million

•	Adjusted EBITDA in the range of $22.5 million to $22.8 million

•	Non-GAAP net income per share in the range of $0.35 to $0.37 based on diluted weighted average shares outstanding of 30 million shares.

•	GAAP net income to be in the range of $2.8 million to $3.3 million and GAAP net income per share to be in the range of $0.09 to $0.11

•	GAAP net income per share includes an estimated stock-based compensation expense of $8.0 million.
Full Year 2011: The company expects its 2011 annual revenue growth rate to be around 25% and its adjusted EBITDA margin to increase by about 300 basis points.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, non-GAAP net loss, non-GAAP net loss per share and free cash flow.
Adjusted EBITDA is calculated by taking GAAP net income (loss), adding depreciation and amortization, stock-based compensation, taxes, then subtracting interest income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue.
Non-GAAP net income per share is calculated by adding back stock-based compensation expense to GAAP net income (loss) and dividing this total by the weighted average shares outstanding.
Free cash flow is calculated by subtracting acquisition of property and equipment from net cash provided by operating activities.
Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
Conference Call Information

What:	Constant Contact third quarter 2010 financial results conference call
When:	Thursday, October 28, 2010
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic (760) 666-3590, international
Replay:	(800) 642-1687, passcode 15505175, domestic (706) 645-9291, passcode 15505175, international
Webcast:	http://investor.constantcontact.com/(live and replay)
The webcast will be archived on Constant Contact’s website for a period of three months.
About Constant Contact, Inc.
Constant Contact’s email marketing, event marketing, social media marketing and online survey tools help small organizations grow their businesses by building stronger customer relationships. More than 400,000 small businesses, non-profit organizations, and member associations worldwide rely on Constant Contact’s easy-to-use; affordable online tools to create and deliver personalized, professional communications that engage casual customers, members, prospects, and passionate customers wherever they congregate online — from their email inboxes to their social networks. All Constant Contact products come with unmatched education, training and personal coaching services, and award-winning technical support. Founded in 1995, Constant Contact is a publicly traded company (Nasdaq: CTCT) with offices in Waltham, Mass.; Loveland, Colo.; and Delray, Fla.; and a San Francisco office scheduled to open in November. Learn more at www.ConstantContact.com, or call 781-472-8100.
Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Constant Contact’s revenue growth and margin expansion in 2011, leadership in social media marketing for small organizations, attractiveness of the company’s business model and the company’s financial guidance for the fourth quarter of 2010 and full year 2010 and 2011. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, adverse regulatory or legal developments, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)
Media Contact:
Melissa Ayres
Constant Contact
(781) 370-8602
mayres@constantcontact.com
Investor Contact:
Jeremiah Sisitsky
Constant Contact
(339) 222-5740
jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue	$44,828	$33,533	$126,764	$92,606
Cost of revenue	12,694	9,927	37,096	26,953

Gross profit	32,134	23,606	89,668	65,653

Operating expenses:
Research and development	5,890	4,663	17,454	13,334
Sales and marketing	18,773	14,169	57,694	42,281
General and administrative	4,551	3,432	13,454	9,950

Total operating expenses	29,214	22,264	88,602	65,565

Income from operations	2,920	1,342	1,066	88

Interest and other income	81	128	249	414

Income before income taxes	3,001	1,470	1,315	502

Provision for income taxes	(59)	—	(59)	—

Net income	$2,942	$1,470	$1,256	$502

Net income per share:
Basic	$0.10	$0.05	$0.04	$0.02
Diluted	$0.10	$0.05	$0.04	$0.02

Weighted average shares outstanding used in computing per share amounts:
Basic	28,887	28,304	28,666	28,219
Diluted	29,937	29,569	29,820	29,447

Constant Contact, Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income	$2,942	$1,470	$1,256	$502

Subtract:
Interest and other income	81	128	249	414

Add back:
Depreciation and amortization	3,131	2,284	8,595	6,045
Stock-based compensation expense	2,094	1,301	5,810	3,613
Provision for income taxes	59	—	59	—

Adjusted EBITDA	$8,145	$4,927	$15,471	$9,746

Divide by:
Revenue	$44,828	$33,533	$126,764	$92,606

Adjusted EBITDA margin	18%	15%	12%	11%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income	$2,942	$1,470	$1,256	$502

Add back:
Stock-based compensation expense	2,094	1,301	5,810	3,613

Non-GAAP net income	$5,036	$2,771	$7,066	$4,115

Non-GAAP net income per share: diluted	$0.17	$0.09	$0.24	$0.14

Weighted average shares outstanding used in computing per share amounts	29,937	29,569	29,820	29,447
Constant Contact, Inc.
Calculation of Free Cash Flow (unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$9,217	$6,645	$20,450	$16,241

Subtract:
Acquisition of property and equipment	(3,567)	(3,213)	(11,917)	(13,210)

Free cash flow	$5,650	$3,432	$8,533	$3,031

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	September 30,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$57,260	$59,822
Marketable securities	64,805	53,280
Accounts receivable, net	48	53
Prepaid expenses and other current assets	4,580	3,420

Total current assets	126,693	116,575

Property and equipment, net	27,525	23,891
Restricted cash	750	750
Goodwill	5,068	—
Acquired intangible assets, net	862	—
Other non-current assets	326	272

Total assets	$161,224	$141,488

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,693	$5,806
Accrued expenses	10,214	7,211
Deferred revenue	24,450	20,341

Total current liabilities	40,357	33,358

Long-term accrued rent	2,335	3,162

Total liabilities	42,692	36,520

Common stock	290	284
Additional paid-in capital	163,023	150,716
Accumulated other comprehensive income	35	40
Accumulated deficit	(44,816)	(46,072)

Total stockholders’ equity	118,532	104,968

Total liabilities and stockholders’ equity	$161,224	$141,488

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities
Net income	$1,256	$502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,595	6,045
Accretion of discount on investments	36	16
Stock-based compensation expense	5,810	3,613
Recovery of bad debts	(1)	(7)
Gain on sales of marketable securities	—	(5)
Change in operating assets & liabilities, net of effects from acquisition:
Accounts receivable	6	(36)
Prepaid expenses and other current assets	(1,148)	368
Other assets	(54)	(101)
Accounts payable	(113)	(1,721)
Accrued expenses	2,781	1,918
Deferred revenue	4,109	4,341
Long-term accrued rent	(827)	1,308

Net cash provided by operating activities	20,450	16,241

Cash flows from investing activities
Purchases of marketable securities	(84,261)	(54,600)
Proceeds from maturities of marketable securities	72,695	19,400
Proceeds from sales of marketable securities	—	11,999
Increase in restricted cash	—	(442)
Payment for acquisition, net of cash acquired	(2,225)	—
Acquisition of property and equipment	(11,917)	(13,210)

Net cash used in investing activities	(25,708)	(36,853)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	2,306	433
Proceeds from issuance of common stock pursuant to employee stock purchase plan	390	283

Net cash provided by financing activities	2,696	716

Net decrease in cash and cash equivalents	(2,562)	(19,896)
Cash and cash equivalents, beginning of period	59,822	73,243

Cash and cash equivalents, end of period	$57,260	$53,347

Supplemental disclosure of non-cash investing and financing activities
Issuance of common stock in connection with the acquisition of NutshellMail	$3,603	$—